EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2019 Fourth Quarter and Full Year Results

STAMFORD, Conn., Dec. 05, 2019 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today filed its fiscal 2019 annual report on Form 10-K with the SEC and announced financial results for the fiscal 2019 fourth quarter and year ended September 30, 2019.

Three Months Ended September 30, 2019 Compared to Three Months Ended September 30, 2018
For the fiscal 2019 fourth quarter, Star reported a 2.7 percent increase in total revenue to $235.9 million, compared with $229.6 million in the prior-year period, primarily due to higher service and installation sales associated with recent acquisitions as well as an 8.9 percent increase in total volume sold, albeit at lower selling prices. The volume of just home heating oil and propane sold increased by 2.7 million gallons, or 14.3 percent, to 21.9 million gallons due to acquisitions and the timing of certain summertime deliveries, partially offset by net customer attrition and other factors. Total gross profit rose by $5.1 million, or 11.7 percent, due to acquisitions, higher home heating oil and propane margins, and an increase in home heating oil and propane volume sold within the base business. The implementation of a revenue recognition accounting standard also favorably impacted the year-over-year comparison.

Star's net loss increased by $12.5 million, to $33.9 million, as an improvement in the Company’s Adjusted EBITDA loss of $8.7 million, described below, was more than offset by an unfavorable non-cash change in the fair value of derivative instruments ($9.9 million) and a lower income tax benefit rate of 27.2 percent versus 41.9 percent for the same period last year. During the fiscal 2019 fourth quarter, a $5.8 million non-cash charge was recorded in recognition of a change in the fair value of derivative instruments, while a $4.1 million credit was recorded during the fourth quarter of fiscal 2018. Also impacting the net loss comparison year-over-year was a $7.0 million pre-tax gain recorded in the fourth quarter of fiscal 2018 related to the sale of Star’s home security business.

The Company's Adjusted EBITDA loss for the fiscal 2019 fourth quarter was reduced by $8.7 million, to $28.9 million, largely due to an improvement in the base business. In the base business, total gross profit rose, as previously noted and operating expenses declined by $6.7 million. The curtailment of the Company’s concierge program, the impact from the aforementioned revenue recognition standard, and certain other expense control initiatives drove a reduction in operating costs.

Adjusted EBITDA is a non-GAAP financial measure (see reconciliation below) that should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) but provides additional information for evaluating the Company’s ability to pay distributions.

On December 4, 2019 the Company entered into a fifth amended and restated revolving credit facility agreement with a bank syndicate that enables the Company to borrow up to $300 million ($450 million during the heating season) on a revolving line of credit and provides for a $130 million five-year senior secured term loan, up from $90 million prior to the fifth amendment. Proceeds from the new term loan were used to repay the outstanding balance of the existing term loan and $40 million of the revolving credit facility. The new credit facility allows for greater financial flexibility, particularly with regard to potential acquisitions.

"As we come to the end of another fiscal year, I’m pleased with the many changes implemented since our new management team has been in place that will help position the Company for 2020 and beyond,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “Reducing net attrition remains a key priority, although our performance in this regard was impacted this year by a decision not to renew certain low-margin accounts, by credit issues, and general product pricing trends. Nevertheless, we are committed to improving this going forward as we assess our overall market footprint and long-term growth strategy. We purposefully – and significantly – cut back on our concierge business this year which, following the sale of our security business in 2018, leaves Star Group more streamlined and better focused on its core products and services. At the same time, we continued to look at attractive acquisitions and completed three transactions during the past twelve months – strengthening our offerings across several geographic areas. In the fourth quarter we also repurchased 1.7 million units and, more recently, increased the size of our credit facility to fuel future growth, with both decisions designed to enhance shareholder value as we prepare for the start of yet another heating season.”

Fiscal Year Ended September 30, 2019 Compared to Fiscal Year Ended September 30, 2018
Star reported 4.5 percent growth in total revenue to $1.8 billion, versus $1.7 billion in the prior-year period, due to an increase in total volume sold at higher selling prices – in response to a rise in wholesale product costs – and an acquisition-related increase in service and installation sales.

Home heating oil and propane volume declined by 11.7 million gallons, or 3.3 percent, to 345.5 million gallons, as the impact from acquisitions and slightly colder weather was more than offset by net customer attrition and other factors. Temperatures in Star's geographic areas of operation for fiscal 2019 were 0.8 percent colder than last year’s comparable period but 3.9 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income decreased by $37.9 million, or 68.2 percent, to $17.6 million as an increase in Adjusted EBITDA of $9.1 million (discussed below) was more than offset by an unfavorable change in the fair value of derivative instruments of $36.5 million. Regarding this non-cash change in the fair value of derivative instruments, during fiscal 2019 a non-cash charge of $25.1 million was recorded versus a non-cash credit of $11.4 million during fiscal 2018. The year-over-year net income comparison was also impacted by a $7.0 million gain recorded in fiscal 2018 from the sale of Star’s security business and an increase in net interest expense of $2.5 million.

Adjusted EBITDA rose by $9.1 million, or 10.6 percent, to $95.4 million. Acquisitions provided $5.4 million of Adjusted EBITDA while, in the base business, Adjusted EBITDA rose by $3.7 million. In the base business, the impact of higher home heating oil and propane margins more than offset a decline in home heating oil and propane volume sold. However, Adjusted EBITDA was reduced by $10.0 million in fiscal 2019 due to the following items: i) $1.6 million due to the implementation of a new revenue recognition accounting standard; ii) $3.0 million of legal and professional expenses; iii) a charge of $1.5 million related to the discontinued use of a tank monitoring system; and iv) an Adjusted EBITDA loss of $3.9 million associated with the Company’s concierge program, which was greatly curtailed in January 2019.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, multiemployer pension plan withdrawal charge, net other income, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental analytical tools by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, December 6, 2019. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 877-327-7688 (or 412-317-5112 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast, Central and Southeast U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future governmental regulations, including climate change, environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10- K (the "Form 10-K") for the fiscal year ended September 30, 2019. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-K. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

CONTACT: Star Group, L.P. Investor Relations 203/328-7310	Chris Witty Darrow Associates 646/438-9385 or cwitty@darrowir.com

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	September 30,
(in thousands)	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$4,899	$14,531
Receivables, net of allowance of $8,378 and $8,002, respectively	120,245	132,668
Inventories	64,788	56,377
Fair asset value of derivative instruments	—	17,710
Prepaid expenses and other current assets	36,898	35,451
Total current assets	226,830	256,737
Property and equipment, net	98,239	87,618
Goodwill	244,574	228,436
Intangibles, net	107,688	98,444
Restricted cash	250	250
Captive insurance collateral	58,490	45,419
Deferred charges and other assets, net	16,635	13,067
Total assets	$752,706	$729,971
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$33,973	$35,796
Revolving credit facility borrowings	24,000	1,500
Fair liability value of derivative instruments	8,262	-
Current maturities of long-term debt	9,000	7,500
Accrued expenses and other current liabilities	120,839	116,436
Unearned service contract revenue	61,213	60,700
Customer credit balances	68,270	61,256
Total current liabilities	325,557	283,188
Long-term debt	120,447	91,780
Deferred tax liabilities, net	20,116	21,206
Other long-term liabilities	25,746	24,012
Partners’ capital
Common unitholders	279,709	329,129
General partner	(1,968)	(1,303)
Accumulated other comprehensive loss, net of taxes	(16,901)	(18,041)
Total partners’ capital	260,840	309,785
Total liabilities and partners’ capital	$752,706	$729,971

STAR GROUP, L.P. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per unit data)	2019	2018	2019	2018
	(unaudited)	(unaudited)
Sales:
Product	$159,281	$158,227	$1,466,045	$1,404,370
Installations and services	76,606	71,391	287,827	273,467
Total sales	235,887	229,618	1,753,872	1,677,837
Cost and expenses:
Cost of product	121,639	125,563	998,559	957,843
Cost of installations and services	65,766	60,668	267,607	256,652
(Increase) decrease in the fair value of derivative instruments	5,845	(4,102)	25,113	(11,408)
Delivery and branch expenses	73,007	76,459	369,033	357,580
Depreciation and amortization expenses	9,073	8,190	32,901	31,575
General and administrative expenses	5,278	5,461	28,414	24,227
Finance charge income	(939)	(967)	(5,105)	(4,700)
Operating income (loss)	(43,782)	(41,654)	37,350	66,068
Interest expense, net	(2,487)	(2,060)	(11,164)	(8,716)
Amortization of debt issuance costs	(276)	(254)	(1,032)	(1,288)
Other income, net	—	7,043	—	7,043
Income (loss) before income taxes	(46,545)	(36,925)	25,154	63,107
Income tax expense (benefit)	(12,640)	(15,475)	7,517	7,602
Net income (loss)	$(33,905)	$(21,450)	$17,637	$55,505
General Partner’s interest in net income (loss)	(224)	(131)	95	314
Limited Partners’ interest in net income (loss)	$(33,681)	$(21,319)	$17,542	$55,191

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(0.69)	$(0.40)	$0.35	$1.01
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	—	—	—	0.12
Basic and diluted income (loss) per Limited Partner Unit:	$(0.69)	$(0.40)	$0.35	$0.89

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	48,986	53,371	50,814	54,764

SUPPLEMENTAL INFORMATION

STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Three Months Ended September 30,
(in thousands)	2019	2018
Net loss	$(33,905)	$(21,450)
Plus:
Income tax benefit	(12,640)	(15,475)
Amortization of debt issuance cost	276	254
Interest expense, net	2,487	2,060
Depreciation and amortization	9,073	8,190
EBITDA	(34,709)	(26,421)
(Increase) / decrease in the fair value of derivative instruments	5,845	(4,102)
Other income, net	—	(7,043)
Adjusted EBITDA	(28,864)	(37,566)
Add / (subtract)
Income tax benefit	12,640	15,475
Interest expense, net	(2,487)	(2,060)
Provision for losses on accounts receivable	1,041	596
Decrease in accounts receivables	44,930	49,355
Increase in inventories	(8,264)	(8,213)
Increase in customer credit balances	29,792	29,940
Change in deferred taxes	6,080	(14,956)
Change in other operating assets and liabilities	(19,808)	(5,130)
Net cash provided by operating activities	$35,060	$27,441
Net cash used in investing activities	$(1,588)	$(793)
Net cash provided used in financing activities	$(34,290)	$(21,540)

Home heating oil and propane gallons sold	21,900	19,200
Other petroleum products	44,200	41,500
Total all products	66,100	60,700

SUPPLEMENTAL INFORMATION

STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Twelve Months Ended September 30,
(in thousands)	2019	2018
Net income	$17,637	$55,505
Plus:
Income tax expense	7,517	7,602
Amortization of debt issuance cost	1,032	1,288
Interest expense, net	11,164	8,716
Depreciation and amortization	32,901	31,575
EBITDA	70,251	104,686
(Increase) / decrease in the fair value of derivative instruments	25,113	(11,408)
Other income, net	—	(7,043)
Adjusted EBITDA	95,364	86,235

Add / (subtract)
Income tax expense	(7,517)	(7,602)
Interest expense, net	(11,164)	(8,716)
Provision for losses on accounts receivable	9,541	6,283
Decrease (increase) in receivables	10,137	(37,149)
(Increase) decrease in inventories	(6,306)	4,177
Increase (decrease) in customer credit balances	3,615	(6,563)
Change in deferred taxes	(5,126)	14,685
Change in other operating assets and liabilities	8,838	6,110
Net cash provided by operating activities	$97,382	$57,460
Net cash used in investing activities	$(82,166)	$(65,252)
Net cash used in financing activities	$(24,848)	$(30,135)

Home heating oil and propane gallons sold	345,500	357,200
Other petroleum products	167,400	138,300
Total all products	512,900	495,500